Exhibit 99.1
News Release

Blackhawk Announces First Quarter 2018 Financial Results

Pleasanton, California, May 1, 2018— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the first quarter ended March 24, 2018.

Merger Agreement – On January 15, 2018, Silver Lake and P2 Capital Partners agreed to acquire Blackhawk in an all-cash transaction for a total consideration of approximately $3.5 billion, which includes Blackhawk’s debt. Under the terms of the merger agreement, Blackhawk stockholders will receive $45.25 per share in cash upon closing of the transaction. Blackhawk currently expects the transaction, which is subject to stockholder and regulatory approvals, and other customary closing conditions, to close mid-2018. For further information on the transaction and related merger agreement, please refer to Blackhawk’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2018, and Blackhawk’s definitive proxy statement on Schedule 14A filed with the SEC on March 2, 2018 (the “Proxy Statement”).

$ in millions except per share amounts	Q1'18	Q1'17	% Change
(unaudited)
Operating Revenues	$429.2	$386.4	11%
Net Income (Loss)	$(15.8)	$(17.5)	(10)%
Diluted Earnings (Loss) Per Share	$(0.28)	$(0.31)	(10)%

Non-GAAP Measures (see Table 2)

$ in millions except per share amounts	Q1'18	Q1'17	% Change
(unaudited)
Adjusted Operating Revenues	$193.6	$195.9	(1)%
Adjusted EBITDA	$22.3	$13.1	71%
Adjusted Net Income (Loss)	$1.7	$(2.8)	N/M
Adjusted Diluted Earnings (Loss) Per Share	$0.03	$(0.05)	N/M

GAAP and Non-GAAP results in the tables above include Cardpool for both Q1 2018 and Q1 2017 and include Grass Roots Meetings and Events results for Q1 2017. In December 2017, the Grass Roots Meetings and Events business was sold for a total consideration of $45.2 million. Cardpool remains an asset held for sale which the Company intends to divest in 2018.
Cardpool Results
For Q1 2018, Cardpool contributed $14.7 million of operating revenues, $1.8 million of pre-tax loss and a $1.8 million adjusted EBITDA loss. For Q1 2017, Cardpool contributed $20.0 million of operating revenues, $1.6 million of pre-tax loss and a $1.3 million adjusted EBITDA loss.
Grass Roots Meetings & Events Results
For Q1 2017, Grass Roots Meetings & Events contributed $15.1 million of operating revenues, $0.6 million of pre-tax loss and $0.5 million of adjusted EBITDA loss.

GAAP financial results for the first quarter of 2018 compared to the first quarter of 2017

•
Operating revenues totaled $429.2 million, an increase of 11% from $386.4 million for the quarter ended March 25, 2017. This increase was due to a 17% increase in operating revenues from the U.S. Retail segment driven by the addition of Target as a distribution partner, the acquisition of CashStar and growth in original content; a 3% increase in operating revenues from the international segment driven by growth across all regions, partially offset by the lost revenue related to the sale of Grass Roots Meetings and Events; and an 8% increase in operating revenues from the incentives and rewards segment primarily due to growth in Achievers and the loyalty business.

•
Net loss totaled $15.8 million compared to net loss of $17.5 million for the quarter ended March 25, 2017. The net loss was driven primarily by an increase in partner distribution expense related to transaction dollar volume generated by distribution partners with higher commission share and higher transition and acquisition costs, partially offset by processing and services expense savings.

•	Net loss per diluted share was $0.28 compared to a net loss per diluted share of $0.31 for the quarter ended March 25, 2017. Diluted shares outstanding increased 1.0% to 56.5 million.

Non-GAAP financial results for the first quarter of 2018 compared to the first quarter of 2017 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $193.6 million, a 1% decrease from $195.9 million for the quarter ended March 25, 2017. The decline was driven by higher partner distribution expense related to transaction dollar volume generated by distribution partners with higher commission share, lost revenue related to the sale of Grass Roots Meetings and Events and lower Cardpool revenue. These declines were partially offset by a $7.1 million one-time benefit due to a contractual amendment related to an open loop product, the addition of CashStar, growth in original content, as well as growth in Achievers and the loyalty business.

•
Adjusted EBITDA totaled $22.3 million, an increase of 71% from $13.1 million for the quarter ended March 25, 2017. The increase was primarily driven by a $7.1 million one-time benefit due to a contractual amendment related to an open loop product.

•	Adjusted net income totaled $1.7 million, compared to an adjusted net loss of $2.8 million for the quarter ended March 25, 2017.

•	Adjusted diluted EPS was $0.03, compared to an adjusted diluted loss per share of $0.05 for the quarter ended March 25, 2017.

Conference Call

As a result of the proposed merger, the Company will not host an earnings conference call, provide earnings guidance or publish supplemental earnings presentation slides.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) is a global financial technology company and a leader in connecting brands and people through branded value solutions. Blackhawk platforms and solutions enable the management of stored value products, promotions and incentive programs in retail, ecommerce, financial services and mobile wallets. Blackhawk's Hawk Commerce division offers technology solutions to businesses and direct to consumers. The Hawk Incentives division offers enterprise, SMB and reseller partners an array of platforms and branded value products to incent and reward consumers, employees and sales channels. Headquartered in Pleasanton, Calif., Blackhawk operates in the United States and 26 other countries. For more information, please visit blackhawknetwork.com, hawkcommerce.com, hawkincentives.com or our product websites giftcards.com, giftcardmall.com, cardpool.com, giftcardlab.com, omnicard.com and CashStar.com.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share and Reduction in income taxes payable are useful to evaluate the Company's operating performance for the following reasons:

•	Adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	Adjusting operating revenues for marketing revenue and other pass-through revenues, which has offsetting expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•	non-recurring expenses related to Blackhawk's pending merger with Silver Lake is not reflective of our core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step-up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results; and

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition

Additional Information and Where to Find It
In connection with the proposed merger, the Company filed the Proxy Statement on March 2, 2018. The Proxy Statement and a form of proxy were mailed to the Company’s stockholders on or about March 2, 2018. The Company also plans to file other relevant materials with the SEC regarding the proposed merger. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.blackhawknetwork.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Patrick Cronin by email at patrick.cronin@bhnetwork.com or by calling (925) 226-9939.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on our ability to retain and hire key personnel and maintain relationships with our partners, clients, customers, providers, advertisers, and others with whom we do business, or on our operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; our ability to meet expectations regarding the timing and completion of the merger; our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners, fail to maintain or renew existing relationships with our distribution partners on the same or similar economic terms or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; our ability to successfully integrate our acquisitions; our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; the requirement that we comply with applicable laws and regulations, including increasingly stringent anti-money laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the SEC. These risks, as well as other risks associated with the proposed merger, are more fully discussed in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 30, 2017, our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 24, 2018 which is expected to be filed on or prior to May 3, 2018 and other subsequent periodic reports we file with the SEC. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INVESTORS/ANALYSTS:
Patrick Cronin
(925) 226-9939
patrick.cronin@bhnetwork.com

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended
	March 24, 2018	March 25, 2017
OPERATING REVENUES:
Commissions and fees	$288,626	$249,525
Program and other fees	101,402	95,865
Marketing	14,367	14,281
Product sales	24,813	26,741
Total operating revenues	429,208	386,412
OPERATING EXPENSES:
Partner distribution expense	218,449	175,123
Processing and services	92,949	101,021
Sales and marketing	64,181	62,658
Costs of products sold	24,256	27,849
General and administrative	29,322	29,025
Transition and acquisition	4,927	451
Amortization of acquisition intangibles	14,107	12,562
Change in fair value of contingent consideration	100	1,040
Total operating expenses	448,291	409,729
OPERATING INCOME (LOSS)	(19,083)	(23,317)
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(224)	836
Interest expense	(7,786)	(6,943)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(27,093)	(29,424)
INCOME TAX EXPENSE (BENEFIT)	(11,505)	(12,082)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(15,588)	(17,342)
Loss (income) attributable to non-controlling interests, net of tax	(179)	(123)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(15,767)	$(17,465)
EARNINGS (LOSS) PER SHARE:
Basic	$(0.28)	$(0.31)
Diluted	$(0.28)	$(0.31)
Weighted average shares outstanding—basic	56,477	55,904
Weighted average shares outstanding—diluted	56,477	55,904

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 24, 2018	December 30, 2017	March 25, 2017
ASSETS
Current assets:
Cash and cash equivalents	$351,099	$1,096,195	$214,536
Restricted cash	69,781	135,345	56,832
Settlement receivables, net	416,633	1,038,347	319,557
Accounts receivable, net	152,262	185,741	259,138
Other current assets	158,301	142,737	165,898
Total current assets	1,148,076	2,598,365	1,015,961
Property, equipment and technology, net	172,132	172,607	173,403
Intangible assets, net	417,946	430,978	338,672
Goodwill	565,913	563,405	570,313
Deferred income taxes	235,860	235,797	361,981
Other assets	185,739	121,667	91,166
TOTAL ASSETS	$2,725,666	$4,122,819	$2,551,496
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$683,027	$2,074,673	$547,179
Consumer and customer deposits	321,970	326,685	269,026
Accounts payable and accrued operating expenses	125,073	156,182	143,430
Contract liabilities	54,088	60,607	46,867
Note payable, current portion	14,912	10,662	7,390
Notes payable to Safeway	3,941	3,941	2,909
Bank line of credit	—	—	14,415
Other current liabilities	56,453	102,823	85,651
Total current liabilities	1,259,464	2,735,573	1,116,867
Deferred income taxes	29,648	29,085	28,796
Note payable	258,315	202,441	130,560
Convertible notes payable	444,707	441,655	431,941
Other liabilities	44,967	38,877	53,635
Total liabilities	2,037,101	3,447,631	1,761,799
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	57	56	56
Additional paid-in capital	670,756	649,546	612,328
Treasury stock	(40,023)	(40,023)	—
Accumulated other comprehensive loss	(8,362)	(16,121)	(42,967)
Retained earnings	62,097	77,864	216,001
Total Blackhawk Network Holdings, Inc. equity	684,525	671,322	785,418
Non-controlling interests	4,040	3,866	4,279
Total stockholders’ equity	688,565	675,188	789,697
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,725,666	$4,122,819	$2,551,496

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended
	March 24, 2018	March 25, 2017	March 24, 2018	March 25, 2017
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(15,588)	$(17,342)	$(152,990)	$(14,146)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property, equipment and technology	12,148	11,600	55,967	50,064
Goodwill impairment	—	—	77,500	—
Amortization of intangibles	15,951	13,755	68,174	58,534
Amortization of deferred program and contract costs	7,905	7,397	31,092	29,246
Amortization of deferred financing costs and debt discount	2,860	3,162	13,535	9,668
Loss on property, equipment and technology disposal/write-down	16	108	6,710	9,946
Employee stock-based compensation expense	8,062	8,401	32,369	32,993
Change in fair value of contingent consideration	100	1,040	(15,877)	3,140
Deferred income taxes	—	(2,307)	111,957	(14,660)
Other	2,942	1,605	(468)	6,219
Changes in operating assets and liabilities:
Settlement receivables	634,105	330,177	(46,210)	24,531
Settlement payables	(1,401,302)	(1,080,989)	90,935	11,342
Accounts receivable, current and long-term	29,788	(7,666)	81,564	(38,731)
Other current assets	(3,273)	(7,146)	(4,899)	(15,996)
Other assets	(63,174)	(3,037)	(101,421)	(24,524)
Consumer and customer deposits	(13,424)	32,018	16,699	19,396
Accounts payable and accrued operating expenses	(27,065)	(4,645)	(13,717)	7,944
Contract liabilities	(6,673)	2,980	(3,911)	48,647
Other current and long-term liabilities	(21,820)	635	21,249	6,254
Income taxes, net	(14,642)	(9,944)	599	2,869
Net cash (used in) provided by operating activities	(853,084)	(720,198)	268,857	212,736
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(15,819)	(16,697)	(63,721)	(59,869)
Business acquisitions, net of cash acquired	—	(10,881)	(152,587)	(118,372)
Investments in unconsolidated entities	—	(5,200)	(1,001)	(15,741)
Proceeds from divestiture in business	—	—	13,779	—
Other	(1,000)	—	(4,244)	1,408
Net cash (used in) provided by investing activities	(16,819)	(32,778)	(207,774)	(192,574)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended
	March 24, 2018	March 25, 2017	March 24, 2018	March 25, 2017
FINANCING ACTIVITIES:
Payments for acquisition liability	(2,000)	—	(7,503)	—
Repayment of debt assumed in business acquisitions	—	—	(8,585)	—
Proceeds from issuance of note payable	75,000	—	150,000	150,000
Repayment of note payable	(15,000)	(10,000)	(15,000)	(436,250)
Payments of financing costs	—	—	(1,025)	(16,544)
Borrowings under revolving bank line of credit	127,536	667,936	2,470,870	3,016,981
Repayments on revolving bank line of credit	(127,536)	(653,521)	(2,485,285)	(3,117,238)
Repayment on notes payable to Safeway	—	(254)	1	(1,144)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	10,924	3,700	24,006	13,570
Other stock-based compensation related	(18,254)	(8,897)	(19,908)	(9,429)
Repurchase of common stock	—	—	(40,023)	(34,843)
Proceeds from convertible debt	—	—	—	500,000
Payments for note hedges	—	—	—	(75,750)
Proceeds from warrants	—	—	—	47,000
Other	—	—	(343)	(156)
Net cash (used in) provided by financing activities	50,670	(1,036)	67,205	36,197
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,573	6,462	21,224	(1,126)
Increase (decrease) in cash, cash equivalents and restricted cash	(810,660)	(747,550)	149,512	55,233
Cash, cash equivalents and restricted cash—beginning of period	1,231,540	1,018,918	271,368	216,135
Cash, cash equivalents and restricted cash—end of period	$420,880	$271,368	$420,880	$271,368

NONCASH FINANCING AND INVESTING ACTIVITIES:
Forgiveness of notes receivable and accrued interest as part of business acquisition	$—		$973	$5,445
Financing of business acquisition with contingent consideration	$—	$2,000	$(360)	$2,000
Intangible assets recognized for issuance of fully vested warrants	$—	$—	$20,000	$20,000

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1 & 2 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended
	March 24, 2018	March 25, 2017
Prepaid and processing revenues	$390,028	$345,390
Partner distribution expense as a % of prepaid and processing revenues	56.0%	50.7%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended
	March 24, 2018	March 25, 2017
Prepaid and processing revenues:
Commissions and fees	$288,626	$249,525
Program and other fees	101,402	95,865
Total prepaid and processing revenues	$390,028	$345,390
Adjusted operating revenues:
Total operating revenues	$429,208	$386,412
Revenue adjustment from purchase accounting	520	1,574
Marketing and other pass-through revenues	(17,708)	(16,980)
Partner distribution expense	(218,449)	(175,123)
Adjusted operating revenues	$193,571	$195,883
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(15,588)	$(17,342)
Interest and other (income) expense, net	224	(836)
Interest expense	7,786	6,943
Income tax expense (benefit)	(11,505)	(12,082)
Depreciation and amortization	28,099	25,356
EBITDA	9,016	2,039
Adjustments to EBITDA:
Employee stock-based compensation	8,062	8,401
Acquisition-related employee compensation expense	248	139
Revenue adjustment from purchase accounting, net	490	1,467
Merger-related expense	4,400	—
Change in fair value of contingent consideration	100	1,040
Adjusted EBITDA	$22,316	$13,086
Adjusted EBITDA margin:
Total operating revenues	429,208	386,412
Operating income (loss)	(19,083)	(23,317)
Operating margin	(4.4)%	(6.0)%
Adjusted operating revenues	$193,571	$195,883
Adjusted EBITDA	$22,316	$13,086
Adjusted EBITDA margin	11.5%	6.7%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 weeks ended
	March 24, 2018	March 25, 2017
Adjusted net income:
Income (loss) before income tax expense	$(27,093)	$(29,424)
Employee stock-based compensation	8,062	8,401
Acquisition-related employee compensation expense	248	139
Revenue adjustment from purchase accounting, net	490	1,467
Merger-related expense	4,400	—
Change in fair value of contingent consideration	100	1,040
Amortization of intangibles	15,951	14,218
Adjusted income (loss) before income tax expense	$2,158	$(4,159)
Income tax expense (benefit)	$(11,505)	$(12,082)
Tax expense on adjustments	11,817	10,648
Adjusted income tax expense	$312	$(1,434)
Adjusted net income before allocation to non-controlling interests	$1,846	$(2,725)
Net loss (income) attributable to non-controlling interests, net of tax	(179)	(123)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$1,667	$(2,848)
Adjusted diluted earnings per share:
Net income (loss) available for common shareholders	$(15,767)	$(17,465)
Diluted weighted average shares outstanding	56,477	55,904
Diluted earnings (loss) per share	$(0.28)	$(0.31)
Adjusted net income available for common shareholders	$1,667	$(2,848)
Diluted weighted-average shares outstanding	56,477	55,904
Increase in common share equivalents	1,613	—
Adjusted diluted weighted-average shares outstanding	58,090	55,904
Adjusted diluted earnings per share	$0.03	$(0.05)
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$4,077	$6,597
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	1,017	2,592
Reduction in cash taxes payable from deductible stock-based compensation and convertible debt	7,176	9,604
Reduction in income taxes payable	$12,270	$18,793
Adjusted diluted weighted average shares outstanding	58,090	55,904
Reduction in income taxes payable per share	$0.21	$0.34